Exhibit 10.1

FIRST AMENDMENT TO LOAN DOCUMENTS

THIS FIRST AMENDMENT TO LOAN DOCUMENTS (the “Amendment”) is executed to be effective as of the 27th day of May, 2015, by and between TD Bank, N.A., a National Association (together with its successors and assigns, the “Lender”); Span-America Medical Systems, Inc., a South Carolina corporation (the “Borrower”) and Span Medical Products Canada Inc., a British Columbia corporation (the “Guarantor”) (Borrower and Guarantor, each an “Obligor” and collectively, the “Obligors”) (Lender and Obligors, each a “Party” and collectively, the “Parties”).

PRELIMINARY STATEMENT

WHEREAS, Borrower and Lender have an existing credit relationship governed by, among other things, that certain Loan Agreement dated June 5, 2007, as amended and restated by that certain Amended and Restated Loan Agreement dated December 9, 2011 (together with any modifications, amendments, restatements or replacements thereof, the “Loan Agreement”);

WHEREAS, said credit relationship presently includes a $10,000,000.00 revolving line of credit loan evidenced by that certain Revolving Note dated June 5, 2007, as amended and restated by that certain Amended and Restated Revolving Note dated December 9, 2011 (together with any modifications, amendments, restatements or replacements thereof, the “Note”) in the amount of up to the Maximum Availability as defined in the Loan Agreement, all on the terms and conditions as more particularly set forth in the Loan Agreement and other Loan Documents (the “Loan”); and

WHEREAS, Borrower has requested and Lender is so willing, subject to the terms and conditions of this Amendment and the other Loan Documents, to lower the commitment amount and extend the maturity date of the Loan and modify certain covenants in the Loan Agreement; among other agreements of the Parties as more particularly provided herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises which are hereby affirmed by each Obligor to be true and correct, the mutual agreements of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do covenant and agree as follows:

1.     Definitions. Any capitalized terms used but not otherwise defined in this Amendment shall have the meaning as set forth in the Loan Agreement, such definitions being hereby incorporated by reference, and all references in the Loan Documents to the “Loan Agreement”, and any other Loan Document modified, amended or replaced hereby or concurrently herewith shall mean such Loan Document, as modified, amended and/or replaced hereby or of even date herewith.

2.     Amendments to Loan Agreement. The Loan Agreement is hereby modified and amended as follows:

(a)     Extension of Maturity Date. The definition of “Maturity Date” in Section 1.16 of the Loan Agreement is hereby deleted and replaced in its entirety with the following new definition:

“Maturity Date” means April 30, 2018.

(b)     Lowering of Maximum Availability. The definition of “Maximum Availability” in Section 1.17 of the Loan Agreement is hereby deleted and replaced in its entirety with the following new definition:

“Maximum Availability” means Five Million and No/100 Dollars ($5,000,000.00).

(c)     Removal of Unused Commitment Fee. Section 2.4(b) of the Loan Agreement entitled “Unused Commitment Fee” is hereby deleted in its entirety and replaced with the following:

2.4(b) [Reserved].

(d)     Removal of Negative Covenant. Section 4.2(k) of the Loan Agreement captioned “Dividends” is hereby deleted in its entirety and replaced with the following:

4.2(k) [Reserved].

(e)     Modification of Tangible Net Worth. Section 4.3(a) of the Loan Agreement captioned “Tangible Net Worth” is hereby deleted in its entirety and replaced with the following:

4.3(a) Tangible Net Worth. Tangible Net Worth of not less than the then applicable Tangible Net Worth Threshold, tested annually using the financial statements delivered pursuant to Section 4.1(c)(i). The “Tangible Net Worth Threshold” shall initially be $17,850,000.00 for the 2015 reporting period, and on the 120th day of each fiscal year of the Company thereafter during the term of this Agreement, the Tangible Net Worth Threshold shall be increased by an amount equal to one-half of the Company’s consolidated net income for the most recently-completed full fiscal year reported in the Company’s fiscal year-end audited financial statements required to be provided by the Company to the Lender by clause (i) of Paragraph 4.1(c) of this Agreement.

3.     Continuing Enforceability of Loan Documents. The terms and conditions of each Loan Document shall remain in full force and effect to the extent such terms and conditions are not inconsistent with the modification and amendment of such Loan Documents concurrently herewith and as otherwise provided in this Amendment, and any such modification or amendment of the Loan Documents shall not be construed as a novation, waiver or release of the repayment or performance of any indebtedness, obligation or liability of either Obligor arising under any Loan Document.

4.     Continuing Priority of Liens and Security Interests. Each Obligor acknowledges and agrees that this Amendment, together with any transactions contemplated herein or occurring contemporaneously herewith, shall not disturb the existing priority of any Loan Document, or any lien or security interest in favor of Lender granted or created thereunder, and any such Loan Document, lien or security interest shall retain the same priority and effective date as originally provided in any such Loan Document.

5.     Continuing Compliance with Loan Documents. Each Obligor does reaffirm, represent, warrant, covenant and agree that: (a) each and every representation and warranty in the Loan Agreement and any other Loan Document remains true and correct as of the date hereof and since the effective date of such Loan Document; (b) each Obligor is in compliance with every applicable covenant and agreement set forth in the Loan Documents to the extent such covenants require compliance on the date hereof; (c) all of the terms, provisions, covenants, warranties and agreements contained in the Loan Agreement and all other Loan Documents remain in full force and effect and the obligations of each Obligor thereunder are hereby acknowledged, ratified and confirmed to be the valid and binding obligations thereof; and (d) there exists no Event of Default, as defined in the Loan Agreement, or any other default or breach under any other Loan Document or other agreement executed by either Obligor in favor of Lender.

6.     Conditions Precedent. Each of the following constitutes a condition precedent to Lender’s obligations and agreements hereunder:

(a)     Execution of Loan Documents. Each Obligor shall execute and deliver this Amendment and all documents, instruments and agreements contemplated in this Amendment or otherwise reasonably required by Lender to give full force and effect to the terms and conditions of this Amendment and the Loan Documents;

(b)     Closing Fee. Borrower shall pay or cause to be paid to Lender a commitment fee in the amount of Five Thousand and No/100 Dollars ($5,000.00); and

(c)     Closing Costs and Fees. Borrower shall pay or cause to be paid to Lender all other fees and costs associated with the preparation and closing of this Amendment and otherwise due and payable by Borrower on or before the effective date of this Amendment or arising hereafter, including, without limitation, fees, costs and expenses as a result of the drafting, negotiation and documentation of the transactions contemplated by this Amendment together with any costs of any appraisals, real estate brokerage fees, title insurance, environmental audits, recording costs, taxes and fees, and the fees of Borrower’s own legal counsel; and

(d)     Other Matters. Each Obligor shall attend to any other matters Lender may reasonably require to be executed or performed by either Obligor or any third-party as a condition precedent to Lender’s obligations hereunder or under any other Loan Document.

7.     Miscellaneous. The Parties further covenant and agree as follows: (a) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of South Carolina except as superseded by applicable U.S. federal law. (b) Time is of the Essence. Time is of the essence to this Amendment. (c) Execution in Counterparts. This Amendment may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart executed by the Party to be charged. (d) Headings and Construction. all references to “Sections” shall mean, with respect to this Amendment, the Arabic-numbered main paragraphs hereof, together with any subparagraphs or subparts thereof, and the heading of any Section is for convenience of reference only and shall not in any way affect the interpretation of this Amendment, and every covenant, term and provision of this Amendment shall be construed simply according to its fair meaning and not strictly for or against either Party. (e) Usage. Terms such as “hereof”, “hereunder”, “hereto”, “herein”, and words of similar import shall refer to this Amendment in its entirety and all references shall refer to specified portions of this Amendment, unless the context clearly requires otherwise. (f) Further Assurances. Each Obligor agrees that each will at any time after the date of this Amendment make, execute, deliver, or cause to be delivered any and all additional documents or instruments reasonably necessary to effectuate the transactions contemplated by this Amendment. (g) Final Agreement. This Amendment represents the final agreement among the Parties with respect to the subject matter hereof and may not be contradicted by evidence of prior oral or written, contemporaneous, or subsequent oral agreements among the Parties, and there are no unwritten oral agreements among the Parties. (h) Survival. All representations, warranties, covenants and agreements of each Obligor set forth in this Amendment shall survive the execution of this Amendment, and all indemnity and other reimbursement obligations of either Obligor under this Amendment and any other Loan Document shall survive the termination of such Loan Document. (i) Severability. The invalidity of any one or more of the terms, conditions or provisions of this Amendment shall in no way affect the balance hereof which shall remain in full force and effect. (j) Schedules and Exhibits. Schedules, exhibits, attachments, addendums and riders attached to this Amendment, if any, are hereby incorporated into this Amendment as if set forth verbatim.

[SIGNATURE PAGE ATTACHED]

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Loan Documents under seal to be effective as of the date first above written:

LENDER:	BORROWER:

TD BANK, N.A. (SEAL)	SPAN-AMERICA MEDICAL SYSTEMS, INC. (SEAL)

/s/ Michael B. Cooper	/s/ Richard C. Coggins
Michael B. Cooper, Vice President	Richard C. Coggins, Chief Financial Officer

REAFFIRMATION OF CONTINUING GUARANTY. In addition to Guarantor’s covenants and agreements as set forth in this Amendment and the other Loan Documents, Guarantor does further: (i) acknowledge and reaffirm its unconditional and unlimited guarantee of the repayment and performance of all Obligations as set forth in the Unlimited Guaranty Agreement dated December 9, 2011; and (ii) acknowledge and agree that such guarantee shall continue to extend to all loans and other obligations and performance owing from Borrower to Lender, whether now existing or hereafter arising, including, without limitation, obligations and indebtedness arising under this Amendment, the Loan, the Note, and any other Loan Document, whether now or in the future.

GUARANTOR: SPAN MEDICAL PRODUCTS CANADA INC. (SEAL) /s/ James D. Ferguson James D. Ferguson, President/Chief Executive Officer

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